UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd, Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On December 22, 2014, the Compensation Committee of the Board of Directors of CymaBay Therapeutics, Inc. took the following compensation actions with respect to CymaBay’s chief executive officer and other “named executive officers” as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2014 Officer Bonuses

Approved the 2014 cash bonuses for the Officers based on CymaBay’s performance as against targets established by the CymaBay’s Board of Directors for the calendar year 2014:

Executive Officer	Title	Bonus
Harold Van Wart	President and Chief Executive Officer	$300,000
Sujal Shah	Chief Financial Officer	$150,000
Charles McWherter	Senior Vice President, Research and Preclinical Development	$150,000
Pol Boudes	Chief Medical Officer	$116,550

2015 Salaries

Approved the 2015 salaries for the Officers, to be effective January 1, 2015, as follows:

Executive Officer	Title	2015 Salary
Harold Van Wart	President and Chief Executive Officer	$515,000
Sujal Shah	Chief Financial Officer	$339,000
Charles McWherter	Senior Vice President, Research and Preclinical Development	$353,290
Pol Boudes	Chief Medical Officer	$378,325

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah
Name: Title:	Sujal Shah Chief Financial Officer

Dated: December 29, 2014